As filed with the Securities and Exchange Commission on September 30, 2011

Registration No. 333-164033

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1 /A
Amendment # 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIM BEVERAGE, INC.
(Name of registrant in its charter)

Nevada	2080	26-1855590
(State or jurisdiction	(Primary Standard	(IRS Employer
of incorporation or	Industrial Classification	Identification No.)
organization)	Code Number)

1301 Bank of America Tower, Suite 1132
12 Harcourt Road, Central Hong Kong
852 2115 9628
(Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

Nevada Corporate Headquarters, Inc.
101 Convention Center Drive, Suite 700
Las Vegas, Nevada 89109
(702) 873-3488
(Name, address and telephone number of agent for service)

Copies to:

David M. Loev		John S. Gillies
The Loev Law Firm, PC		The Loev Law Firm, PC
6300 West Loop South, Suite 280	&	6300 West Loop South, Suite 280
Bellaire, Texas 77401		Bellaire, Texas 77401
Phone: (713) 524-4110		Phone: (713) 524-4110
Fax: (713) 524-4122		Fax: (713) 456-7908

Approximate date of proposed sale to the public:
as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non- accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount Being Registered	Proposed Maximum Price Per Share(1)	Proposed Maximum Aggregate Price(1)	Amount of Registration Fee
Common Stock	595,000	$0.10	$59,500	$4.24
Total	595,000	$0.10	$59,500	$4.24

(1) The offering price is the stated, fixed price of $0.10 per share until the securities are quoted on the OTC Bulletin Board for the purpose of calculating the registration fee pursuant to Rule 457. This amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

The Registrant hereby amends its Registration Statement, on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

VIM BEVERAGE, INC.

RESALE OF
595,000 SHARES OF COMMON STOCK

The selling stockholders listed on page 33 may offer and sell up to 595,000 shares of our common stock under this Prospectus for their own account.

We currently lack a public market for our common stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

We have generated no revenues to date, had a working deficit of $1,186 and cash on hand of $9,614 as of August 31, 2011, and cash on hand of approximately $8,632 as of September 21, 2011, and have budgeted the need for approximately $426,800 of additional funding during the next twelve months to commence our business operations and produce our initial product line as planned, which amount includes marketing expenses of up to $200,000, none of which funds we have raised to date.

We plan to utilize funds available under a $50,000 line of credit with Aaron Suen, our Chief Executive Officer and Director, of which $10,000 has been borrowed to date, to pay the expenses associated with this offering and our reporting and operations expenses for the next approximately 12 months, provided that the amount available under such line of credit will not be sufficient for us to continue our business plan.  However, if the amount available under the line of credit is insufficient to support our operations and/or we are unable to raise adequate working capital for our planned operations during the remainder of fiscal 2011 and 2012, we will be restricted in the implementation of our business plan, the production of our planned products may be delayed, and we may be forced to abandon our current business plan. If this were to happen, the value of our securities would diminish and we may be forced to change our business plan for the remainder of fiscal 2011 and 2012, which would result in the value of our securities declining in value and/or becoming worthless. If we raise an adequate amount of working capital to implement our business plan, we anticipate incurring net losses until a sufficient client base can be established, of which there can be no assurance.

A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

Each selling stockholder or dealer selling the common stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, selling stockholders may be deemed underwriters.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 8, ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION DATED SEPTEMBER 28, 2011

PART I - INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in the Prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our common stock as discussed under "Risk Factors." In this Prospectus, the terms "we," "us," "our," "Company," "VIM," and "VIM Beverage" refer to VIM Beverage, Inc., a Nevada corporation, "Common Stock" refers to the Common Stock, par value $0.001 per share, of VIM Beverage, Inc.

The Company was incorporated in Nevada on March 31, 2008. Our mailing address is 1301 Bank of America Tower, Suite 1132, 12 Harcourt Road, Central Hong Kong, our telephone number is 852 2115 9628.

We are a start-up company, which has no operations to date, other than in connection with our formation, which intends to manufacture and formulate for sale bottled water, vitamin enhanced flavored water, and a unique concentrated energy water. Our business concept blends health nutrition, lifestyle, and water, in one complete package with unique design and marketing elements. We hope to gather our water, which will be the basis of all of our products, from a glacial source. To date, we have no formal agreement to extract water from this source. We also plan on having extremely low total dissolved solids in our water products and will endeavor to provide a smooth flavor and taste throughout our product line. There can be no assurance we will achieve such a product line. We believe our product line will be a great tasting and unique alternative to sugar-laden sodas and fruit juices.

We have budgeted the need for approximately $426,800 of additional funding during the next twelve months to commence our business operations and produce our initial product line as planned, which amount includes marketing expenses of up to $200,000, none of which funds we have raised to date.

We do not currently have any formal commitments or identified sources of additional capital from third parties or from our officers, Directors or majority shareholders other than the Line of Credit, which we anticipate being sufficient to pay our filing obligations and expenses for approximately the next 12 months, but will not be sufficient for us to begin our business plan or produce any products. We can provide no assurance that if we require additional financing, it will be available on favorable terms, if at all. If we are not able to raise the capital necessary to continue our business operations, we may be forced to abandon or curtail our business plan and/or suspend our business activities.

The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

SUMMARY OF THE OFFERING:

Common Stock Offered:	595,000 shares by selling stockholders

Common Stock Outstanding Before The Offering:	5,595,000 shares

Common Stock Outstanding After The Offering:	5,595,000 shares

Use Of Proceeds:	We will not receive any proceeds from the shares offered by the selling stockholders in this offering.

Offering Price:
The offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares, will be willing to pay considering the nature and capital structure of our Company, the experience of our officers and Directors and the market conditions for the sale of equity securities in similar companies. The offering price of the shares bears no relationship to the assets, earnings or book value of us, or any other objective standard of value. We believe that no shares will be sold by the selling shareholders prior to us becoming a publicly-traded company, at which time the selling shareholders will sell shares based on the market price of such shares. We are not selling any shares of our common stock, and are only registering the re-sale of shares of common stock previously sold by us.

No Market:
No assurance is provided that a market will be created for our securities in the future, or at all. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

Need for AdditionalFinancing:
We have generated no revenues to date and anticipate the need for approximately $426,800 of additional funding to commence our business plan as planned for the next 12 months, which includes up to approximately $200,000 in marketing expenses, of which there can be no assurance will be raised. We plan to utilize funds available under a $50,000 line of credit with Aaron Suen, our Chief Executive Officer and Director, of which $10,000 has been borrowed to date, to pay our reporting and operations expenses for the next approximately 12 months, provided that the amount available under such line of credit will not be sufficient for us to continue our business plan.  If we are unable to raise the additional funding, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan. Even assuming we raise the additional capital we require to commence our business operations, we will require substantial fees and expenses associated with this offering, and we anticipate incurring net losses for the foreseeable future.

Address:	1301 Bank of America Tower, Suite 1132 12 Harcourt Road, Central Hong Kong

Telephone Number:	+852 2115 9628

SUMMARY FINANCIAL DATA

You should read the summary financial information presented below for the three and six months ended August 31, 2011 and 2010 and the period from March 31, 2008 (inception) to August 31, 2011. We derived the summary financial information from our unaudited financial statements for the three and six months ended August 31, 2011 and 2010 and the period from March 31, 2008 (inception) through August 31, 2011, appearing elsewhere in this Prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.

BALANCE SHEET INFORMATION

	August 31,	February 28,
	2011	2011
Cash and cash equivalents	$9,614	14,389
Total assets	9,614	14,389
Total liabilities	10,800	1,305
Total shareholders' equity (deficit)	(1,186)	13,084

STATEMENT OF OPERATIONS INFORMATION

	Three Months Ended August 31, 2011 $	Three Months Ended August 31, 2010 $	Six Months Ended August 31, 2011 $	Six Months Ended August 31, 2010 $	March 31, 2008 (Inception) to August 31, 2011 $

Revenues	-	-	-	-	-
Expenses	9,461	5,260	14,270	7,554	66,236
Other Income	-	-	-	-	550
NET LOSS	(9,461)	(5,260)	(14,270)	(7,554)	(65,686)

RISK FACTORS

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

The Company's business is subject to the following Risk Factors (references to "our," "we," "VIM" and words of similar meaning in these Risk Factors refer to the Company):

General

We Have No Formal Contract To Source Glacial Water For Our Proposed Business.

Currently, we do not have a formal agreement to source glacial water for our proposed line of beverages. If we cannot secure an agreement to source glacial water our operations will be severely impaired. There can be no assurance that we will obtain an agreement that it will be on terms that management deems sufficiently favorable. If we are unable to obtain an agreement for glacial water upon terms that management deems sufficiently favorable, or at all, it would have a material adverse impact upon our ability to conduct our business operations.

We Require Additional Capital In Order To Take The Necessary Steps To Commence Our Business.

We have budgeted the need for approximately $426,800 of additional funding during the next twelve months to commence our business operations and produce our initial product line as planned, which amount includes marketing expenses of up to $200,000. Currently, we do not have sufficient available funds to develop the marketing and advertising materials or fund other operating and general and administrative expenses necessary to commence our business. Further, the Company does not have the funds available to hire independent contractors. We plan to utilize funds available under a $50,000 line of credit with Aaron Suen, our Chief Executive Officer and Director, to pay the expenses associated with this offering, and our reporting and operations expenses for the next approximately 12 months, provided that the amount available under such line of credit will not be sufficient for us to continue our business plan.  If we cannot secure additional financing, the start of our business and operations could be impaired by limitations on our access to capital. There can be no assurance that capital from outside sources will be available, or if such financing is available, that it will be on terms that management deems sufficiently favorable. If we are unable to obtain additional financing upon terms that management deems sufficiently favorable, or at all, it would have a material adverse impact upon our ability to commence our business operations and pursue our expansion strategy. As of the date of this Prospectus, we have no operations and did not generate any revenues during the years ended February 28, 2011 and 2010. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan, which could cause any securities in the Company to be worthless.

Shareholders Who Hold Unregistered Shares Of Our Common Stock Are Subject To Resale Restrictions Pursuant To Rule 144, Due To Our Status As A “Shell Company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company”; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” (i.e., information similar to that which would be found in a Form 10 Registration Statement filing with the SEC) has been filed with the Commission reflecting the Company’s status as a non-“shell company.”  Because none of our non-registered securities can be sold pursuant to Rule 144, until at least a year after we cease to be a “shell company”, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above.  As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash.  Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future.  Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

 We Have Generated No Revenues And Have No Operations To Date

The Company has generated no revenues since its inception on March 31, 2008, and currently has no operations. Furthermore, the Company anticipates its expenses increasing in the future assuming the Registration Statement which this Prospectus is a part is declared effective by the Securities and Exchange Commission. We can make no assurances that we will be able to generate any revenues in the future, that we will have sufficient funding to support our operations and pay our expenses and/or that we will be able to gain customers in the future to build our business operations. In the event we are unable to generate revenues and/or support our operations, we will be forced to curtail and/or abandon our current business plan and any investment in the Company could become worthless.

The Success Of The Company Depends Heavily On Aaron Suen And His Industry Contacts.

The success of the Company will depend on the abilities of Aaron Suen, the President and Chief Executive Officer of the Company, to generate business from his existing contacts and relationships within the food and beverage industry. The loss of Mr. Suen will have a material adverse effect on the business, results of operations (if any) and financial condition of the Company. In addition, the loss of Mr. Suen may force the Company to seek a replacement who may have less experience, fewer contacts, or less understanding of the business. Further, we can make no assurances that we will be able to find a suitable replacement for Mr. Suen, which could force the Company to curtail its operations and/or cause any investment in the Company to become worthless. The Company does not have an employment agreement with Mr. Suen or any key man insurance on Mr. Suen.

Our “Affiliates” Will Continue To Exercise Majority Voting Control Over The Company Following This Offering And Will Therefore Exercise Control Over Corporate Decisions Including The Appointment Of New Directors.

Aaron Suen, our President and Director, can vote an aggregate of 2,500,000 shares of our common stock, currently equal to 44.7% of our outstanding common stock, and Candice Suen our Vice President of Operations and Director, can vote an aggregate of 2,500,000 shares of our common stock, currently equal to 44.7% of our outstanding common stock. Therefore, Mr. Suen and Ms. Suen, our “affiliates” can currently vote 89% of our outstanding shares of common stock and will therefore exercise control in determining the outcome of all corporate transactions or other matters, including the election and removal of Directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investors who purchase shares will be minority shareholders and as such will have little to no say in the direction of the Company and the election of Directors. Additionally, it will be difficult if not impossible for investors to remove Mr. Suen or Ms. Suen as a Director of the Company, which will mean they will remain in control of who serves as officers of the Company as well as whether any changes are made in the Board of Directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company's Common Stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions.

Our Officers And Directors Have Other Employment Outside Of The Company, And As Such, May Not Be Able To Devote Sufficient Time To Our Operations.

Aaron Suen and Candice Suen, our only officers and Directors, currently have employment outside of the Company. Mr. Suen is currently our only executive officer and spends approximately 20 hours per week on Company matters.

Ms. Suen serves only as Vice President of Operations and Director of the Company, and spends approximately 5 hours per week on Company matters. As such Mr. Suen and Ms. Suen may not be able to devote a sufficient amount of time to our operations. This may be exacerbated by the fact that Aaron Suen and Candice Suen are currently our only officers and Directors.  If Mr. Suen and Ms. Suen are not able to spend a sufficient amount of their available time on our operations, we may never gain any clients, may not ever generate any revenue and/or any investment in the Company could become worthless.

Our Lack Of An Operating History Makes It Difficult To Forecast Our Future Results, Making Any Investment In Us Highly Speculative.

We have no operating history, and as such, our historical financial and operating information is of limited value in predicting our future operating results. We may not accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and, therefore, we may fail to make accurate financial forecasts. Our current and future expense levels are based largely on our investment plans and estimates of future revenue. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which could then force us to curtail or cease our business operations.

Our Losses Raise Substantial Doubt As To Whether We Can Continue As A Going Concern.

We had negative working capital of $1,186 as of August 31, 2011 and cumulative operating losses through August 31, 2011 of $65,686. These factors among others indicate that we may be unable to continue as a going concern, particularly in the event that we cannot generate revenues, obtain additional financing and/or attain profitable operations. As such, our independent auditors have raised substantial doubt as to our ability to continue as a going concern in their audited financial statements attached hereto. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty and if we cannot continue as a going concern, your investment in us could become devalued or worthless.

Our Industry Is Highly Competitive.

The functional beverage industry is highly competitive and fragmented. The Company expects competition to intensify in the future. The Company competes in its market with numerous national and regional companies, many of which have substantially greater financial, managerial and other resources than those presently available to the Company. Numerous well-established companies are focusing significant resources on functional beverage product lines that currently compete and will compete with the Company's products in the future. The Company can make no assurance that it will be able to effectively compete with these other companies or that competitive pressures, including possible downward pressure on the prices we charge for our products, will not arise. In the event that the Company cannot effectively compete on a continuing basis or competitive pressures arise, such inability to compete or competitive pressures will have a material adverse effect on the Company’s business, results of operations and financial condition.

Our Growth Will Place Significant Strains On Our Resources.

Since inception on March 31, 2008, the Company has had little to no operations. The Company is currently in the development stage, with no operations, and has not generated any revenues since inception. The Company's growth, if any, is expected to place a significant strain on the Company's managerial, operational and financial resources as the Company currently has only two employees and the Company will likely continue to have limited employees in the future. Furthermore, assuming the Company releases its products and establishes a customer base, it will be required to manage multiple relationships with various distributors and other third parties. These requirements will be exacerbated in the event of further growth of the Company or in the number of its distribution contracts. There can be no assurance that the Company's systems, procedures or controls will be adequate to support the Company's operations or that the Company will be able to achieve the rapid execution necessary to successfully offer its services and implement its business plan. The Company's future operating results, if any, will also depend on its ability to add additional personnel commensurate with the growth of its business, if any. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition will be adversely affected.

There Is Uncertainty As To Our Ability To Enforce Civil Liabilities Both In And Outside Of The United States Due To The Fact That Our Officers, Directors And Certain Of Our Assets Are Not Located In The United States.

Our principal office location is located in Hong Kong, and not in the United States. Additionally, our officers and Directors are not located in the United States, and our current assets and certain of our proposed operations are anticipated to take place in locations other than the United States. As a result, it may be difficult for shareholders to effect service of process within the United States on us or our officers and Directors. In addition, investors may have difficulty enforcing judgments based upon the civil liability provisions of the securities laws of the Unites States or any state thereof, both in and outside of the United States.

We May Face Increased Costs Due To The Fact That We Plan To Harvest Water From Glaciers Which Are Located In Cold Weather Climates Far From Our Base Of Operations In Hong Kong.

As there are no glacial sources located in Hong Kong, where our principal business location is located, we will face difficulties and expenses associated with locating a suitable glacial source for our water, harvesting such water, and transporting such water to bottling plants we may contract with in the future via barge.  These expenses could significantly increase our cost of production and shipping costs and could also make it more difficult to supervise and provide quality control over the process of harvesting the water we plan to use in our products, which in turn could cause us to expend additional resources purifying such water before it is able to be used.  If we are unable to locate a glacier suitable for supplying our water, unable to enter into agreements to harvest such water; such glacier is located a significant distance from shipping channels; or we are unable to monitor the quality control of the harvesting process, we could be forced to expend additional funds and it would become significantly more costly to produce our planned products.  This could force us to curtail our business plan or cease our operations, which could cause any investment in the Company to become devalued or worthless.

Our Bylaws Limit The Liability Of, And Provide Indemnification For, Our Officers And Directors.

Our Bylaws, provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a Director or officer of the Company is or was serving at the request of the Company or for its benefit as a Director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and Directors for liabilities incurred in connection with their good faith acts for the Company. Such an indemnification payment might deplete the Company's assets. Stockholders who have questions respecting the fiduciary obligations of the officers and Directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the 1933 Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

If We Become A Fully Reporting Public Company, We Will Incur Significant Increased Costs In Connection With Compliance With Section 404 Of The Sarbanes Oxley Act, And Our Management Will Be Required To Devote Substantial Time To New Compliance Initiatives.

If this Registration Statement becomes effective and we become a fully reporting public company, we anticipate incurring significant legal, accounting and other expenses in connection with this status. The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and new rules subsequently implemented by the SEC have imposed various new requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or identify deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Risks Relating To the Company’s Securities

We Have Never Issued Cash Dividends In Connection With Our Common Stock And Have No Plans To Issue Dividends In The Future.

We have paid no cash dividends on our common stock to date and it is not anticipated that any cash dividends will be paid to holders of our common stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of our business, it is anticipated that any earnings will be retained to finance our future expansion.

Shareholders May Be Diluted Significantly Through Our Efforts To Obtain Financing And Satisfy Obligations Through The Issuance Of Additional Shares Of Our Common Stock.

We have no committed source of financing other than the Line of Credit (described below). Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

Investors May Face Significant Restrictions On The Resale Of Our Common Stock Due To Federal Regulations Of Penny Stocks.

Our common stock will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of common stock impaired.

We Do Not Currently Have A Public Market For Our Securities. If There Is A Market For Our Securities In The Future, Such Market May Be Volatile And Illiquid.

There is currently no public market for our common stock. In the future, we hope to quote our securities on the Over-The-Counter Bulletin Board (“OTCBB”). However, we can make no assurances that there will be a public market for our common stock in the future. If there is a market for our common stock in the future, we anticipate that such market would be illiquid and would be subject to wide fluctuations in response to several factors, including, but not limited to:

(1)	actual or anticipated variations in our results of operations;
(2)	our ability or inability to generate new revenues;
(3)	the number of shares in our public float;
(4)	increased competition; and
(5)	conditions and trends in the market for food and beverages.

Furthermore, if our common stock becomes quoted on the OTCBB in the future, of which there can be no assurance, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock. Additionally, moving forward we anticipate having a very limited number of shares in our public float, and as a result, there could be extreme fluctuations in the price of our common stock. Further, due to the limited volume of our shares which trade and our limited public float, we believe that our stock prices (bid, ask, and closing prices) are entirely arbitrary, are not related to the actual value of the Company, and do not reflect the actual value of our common stock (and in fact reflect a value that is much higher than the actual value of our common stock). Shareholders and potential investors in our common stock should exercise caution before making an investment in the Company, and should not rely on the publicly quoted or traded stock prices in determining our common stock value, but should instead determine value of our common stock based on the information contained in the Company's public reports, industry information, and those business valuation methods commonly used to value private companies.

Nevada Law And Our Articles Of Incorporation Authorize Us To Issue Shares Of Common Stock, Which Shares May Cause Substantial Dilution To Our Shareholders.

Pursuant to our Articles of Incorporation, we have 30,000,000 shares of common stock authorized. As of the date of this Prospectus, we had 5,595,000 shares of common stock issued and outstanding. As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, which if issued would cause substantial dilution to our then shareholders. As a result, the issuance of shares of common stock may cause the value of our securities to decrease and/or become worthless.

If Our Common Stock Is Not Approved For Quotation On The Over-The-Counter Bulletin Board, Our Common Stock May Not Be Publicly Traded, Which Could Make It Difficult To Sell Shares Of Our Common Stock And/Or Cause The Value Of Our Common Stock To Decline In Value.

In order to have our common stock quoted on the OTCBB, which is our current plan, we will need to first have this Registration Statement declared effective; then engage a market maker, who will file a Form 15c2-11 with the Financial Industry Regulatory Authority ("FINRA"); and clear FINRA comments to obtain a trading symbol on the OTCBB. Assuming we clear SEC comments and assuming we clear FINRA comments, of which we can provide no assurances, we anticipate receiving a trading symbol and having our shares of common stock quoted on the OTCBB in approximately one (1) to two (2) months after the effectiveness of this Registration Statement. In the event we are unable to have this Registration Statement declared effective by the SEC or our Form 15c2-11 is not approved by the FINRA, we plan to file a 15c2-11 to quote our shares of common stock on the Pink Sheets. If we are not cleared to have our securities quoted on the OTCBB and/or in the event we fail to obtain effectiveness of this Registration Statement, and are not cleared for trading on the Pink Sheets, there will be no public market for our common stock and it could be difficult for our then shareholders to sell shares of common stock which they own. As a result, the value of our common stock will likely be less than it would otherwise due to the difficulty shareholders will have in selling their shares. If we are unable to obtain clearance to quote our securities on the OTCBB and/or the Pink Sheets, it will be difficult for us to raise capital and we could be forced to curtail or abandon our business operations, and as a result, the value of our common stock could become worthless.

State Securities Laws May Limit Secondary Trading, Which May Restrict The States In Which And Conditions Under Which You Can Sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the selling shareholders’ shares of common stock registered herein.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of our Directors and executive officers. There are no other persons who can be classified as a promoter or controlling person of us. Our officers and Directors are as follows:

Name	Age	Position

Aaron Suen	35	Chief Executive Officer, President, Secretary and Director

Candice Suen	38	Vice President of Operations and Director

Aaron Suen

Aaron Suen has served as Chief Executive Officer, President, Secretary and Director of the Company since its inception in March 2008. He is also currently the Director of Triple O – Star Elite Enterprise Limited in Hong Kong, China, Triple O –Triple Bite in Bangkok, Thailand and Triple O – Magic Taste in Seoul, South Korea (collectively “Triple O Asia”), a position he has held since November 2003. Further, since July 2007, he has been the Director of Bite Limited, a food and beverage company based in Hong Kong, China that is the parent company of Triple O Asia.

Qualifications:

We believe Mr. Suen’s prior experience with Triple O Asia, a food and beverage company, makes him well suited to be one of our Directors and officers. Mr. Suen has worked in the food and beverage industry since November 2003, and has experience serving as a Director of a food and beverage company, and has first hand knowledge of the issues facing food and beverage companies such as the Company.

Candice Suen

Candice Suen has served as Vice President of Operations and Director of the Company since January 15, 2010. Ms. Suen is the sister of Aaron Suen our Chief Executive Officer, President, Secretary and Director. Ms. Suen has served as a Director of Bite Limited a food and beverage company based in Hong Kong, China that is the parent company of Triple O Asia since 2003, and as a Director of Yo Mama from December 2008 to present, which were her only places of employment during that period.  Ms. Suen has an M.B.A. from ESSEC Business School, which she obtained in 1997.  Bite Ltd. operates burger restaurants and yogurt shops in Hong Kong and Korea and develops brands for Korea and Hong Kong.

Qualifications:

We believe Ms. Suen’s past service as a Director of Bite Limited, a food a beverage company, makes her well suited to be one of our Directors and officers. Ms. Suen has worked in the food and beverage industry since 2005, and has experience serving as a Director of a food and beverage company, and has first hand knowledge of the issues facing food and beverage companies such as the Company.

Aaron Suen and Candice Suen are our only employees. We do not have an employment agreement with Mr. Suen or Ms. Suen. Each of Mr. Suen and Ms. Suen have employment outside of the Company. Mr. Suen spends only approximately 20 hours per week on Company matters, and Ms. Suen spends approximately 5 hours per week on Company matters.

Our Directors and any additional Directors we may appoint in the future are elected annually and will hold office until our next annual meeting of the shareholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining Directors.

Involvement in Certain Legal Proceedings

During the past ten years, none of our officers, Directors, promoters or control persons have had any of the following events occur:

•	a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

•
being subject to any order, judgment or decree, not substantially reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking business; and/or

•
being found by a court of competent jurisdiction, in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Other Directorships

Other than the above, none of our Directors hold any other Directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Since our Board of Directors does not include a majority of independent Directors, the decisions of the Board regarding Director nominees are made by persons who have an interest in the outcome of the determination. The Board will consider candidates for Directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which a slate of Director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a Director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee’s qualifications to serve on the Board, as well as a list of references.

The Board identifies Director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual’s experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of Director nominees submitted to security holders for election to the Board.

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The Board may request additional information from each candidate prior to reaching a determination, and it is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Conflicts of Interest

Our Directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and Directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our Directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of all shares of common stock as of September 15, 2011 by (i) each person who owns beneficially more than five percent (5%) of the outstanding shares of common stock based on 5,595,000 shares outstanding as of September 15, 2011, (ii) each of our Directors, (iii) each named executive officer and (iv) all Directors and officers as a group.

		Percentage Beneficially
Name and Address of Beneficial Owner	Shares Beneficially Owned	Owned (1)
Aaron Suen CEO, President, Secretary and Director 1223 Wilshire Boulevard, #467 Santa Monica, California 90403	2,500,000	44.7%
Candice Suen Vice President and Director #18A, Tower 8, Bel Air on the Peak, Hong Kong	2,500,000	44.7%
All Officers and Directors as a Group (2 persons)	5,000,000	89.4%

(1) The number of shares of common stock owned are those "beneficially owned" as determined in accordance with Rule 13d-3 of the Exchange Act of 1934, as amended, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

EXPERTS

The financial statements of the Company as of February 28, 2011 and 2010 included in this Prospectus have been audited by LBB & Associates Ltd., LLP , our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes and our Bylaws allow us to indemnify our officers and Directors from certain liabilities, and our Bylaws state that we shall indemnify officers, Directors and individuals serving at the request of the Company under certain circumstances. Namely, our Bylaws provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a Director or officer of the Company is or was serving at the request of the Company or for its benefit as a Director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the Nevada Revised Statutes from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

Our Bylaws further provide that the expenses of officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company. Further, such right of indemnification shall be a contract right which may be enforced in any manner desired by such person, and such right of indemnification shall not be exclusive of any other right which such Directors, officers or representatives may have or hereafter acquire, and they shall be entitled to their respective rights of indemnification under the bylaws, or any agreement, vote of stockholders, provision of law or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

FORWARD LOOKING STATEMENTS

This Form S-1, including disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contains forward-looking statements. These forward-looking statements which include words such as "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy" or words of similar meaning, are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Forward-looking statements involve assumptions and describe our plans, strategies, and expectations. You can generally identify a forward-looking statement by words such as may, will, should, expect, anticipate, estimate, believe, intend, contemplate or project. Factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include those risks set forth under “Risk Factors.”

DESCRIPTION OF BUSINESS

Overview

We were incorporated as a Nevada corporation on March 31, 2008. We have had no operations to date. Moving forward, we intend to manufacture and formulate for sale bottled water, vitamin enhanced flavored water, and a unique concentrated energy water. It is our intention to develop a business concept that blends health nutrition, lifestyle, and water, in one complete package with unique design and marketing elements. We anticipate gathering our water, which will be the basis of all our products, from a glacial source, however, we do not currently have any agreements in place relating to the acquisition or extraction of such water or the location of such source. We also plan to concentrate on producing water with extremely low total dissolved solids. We plan to market our product line as an alternative to sugar-laden sodas and fruit juices.

As there are no glacial sources located in Hong Kong, where our principal business location is located, we will face difficulties and expenses associated with locating a suitable glacial source for our water, harvesting such water, and transporting such water to bottling plants we may contract with in the future via barge.  These expenses could significantly increase our cost of production and shipping costs and could also make it more difficult to supervise and provide quality control over the process of harvesting the water we plan to use in our products, which in turn could cause us to expend additional resources purifying such water before it is able to be used.

Our mailing address is 1301 Bank of America Tower, Suite 1132, 12 Harcourt Road, Central Hong Kong, and our telephone number is 852 2115 9628.

Timing and Estimated Costs of Implementing Business Plan

Below is a discussion of the steps we need to take to implement our business plan, the proposed time frame for each step (assuming we had funding in place to complete each step), the estimated costs for each step, and the impact a lack of funding would have upon same:

VIM Pure line (described below):

A.	Transport glacial water via barge. Cost approximately $4,800 (1-2 days)
B.	Cost of 300,000 Gallons of water: Cost approximately $9,000
C.	Bottle the water via co-packer. Cost approximately $60,000 (30 days)
D.	Transportation to warehouse for distribution. Cost approximately $18,000
Total approximate cost - $91,800

VIM DNA line (described below):

A.	Formulate at least 3 different flavored waters with beverage formulators (1-2 months)
Cost of formulation and ingredients: Cost approximately $174,000
B.	Cost of 300,000 Gallons of water: Cost approximately $9,000
C	Use a co-packer to bottle. Cost approximately $60,000 (30 days)
D.	Transportation to warehouse for distribution. Cost approximately $18,000
Total approximate cost - $261,000

Additionally, each product line will require approximately an additional $135,000 in costs relating to the design of the bottles and production of such bottles as described below:

1.	Bottle design and label design. Cost approximately $15,000 (1 month)

2.	Production of the bottles. Cost approximately $120,000 (3-4 months)

Additionally, we anticipate that the total cost of our marketing program, described below could be up to $200,000, provided that we do not plan to begin marketing our products until we have produced a product to market and anticipate spending only limited funds on marketing until such time, if ever, as our products generate sufficient revenue to support greater marketing expenses or we are able to raise additional funding to support such marketing efforts.

We initially plan to bring the VIM Pure line (described below) to market, and as such will initially require $91,800 in total costs to produce such product and an additional $135,000 to bottle such product (as described above), for a total approximate initial cost of production of $226,800.  The total estimated cost could change based on the amount of products produced and we will have ongoing costs and expenses for transportation and bottling costs assuming we are able to produce and sell our products as planned.

Additionally, as described below we believe we may need up to $200,000 to undertake our marketing program, which we believe will help build brand awareness and demand for our products, but is not required for us to actually start production or the sale of our initial planned product line.  Therefore we currently anticipate the need for $426,800 to bring VIM Pure, our initial product, to market and begin implementing our business plan.

We will commence the production of the VIM Pure line when we have raised sufficient funding to complete and market such product line, initially $426,800, provided that we may produce lesser quantities or spend less funds on marketing, which in turn will have less expense, if we are unable to raise the entire $426,800 we anticipate requiring.

We hope to raise the funding required to commence production and marketing of our initial product line through sales of debt and equity securities subsequent to the date of the effectiveness of our Registration Statement and at such time as our common stock is quoted on the Over-The-Counter Bulletin Board (“OTCBB”), which is our current plan.  We believe that investors will be more willing to invest in the Company once there is a public market for our common stock and we are a reporting company with the SEC.  In the event we are unable to quote our common stock on the OTCBB, we may choose to quote our stock on the OTC Pink Sheets and/or seek traditional bank funding in lieu of the sale of debt and equity securities to raise the required funding we will require as described above.

We anticipate launching our first product approximately four to six months after we are able to raise the $426,800 we anticipate needing to complete our initial product line and market such product as described above, the exact timing of which will depend on the timing of funding and any marketing activities we undertake in connection with the product.  We have not currently raised any of the approximately $426,800 we will require to launch our first product line.

In the event our VIM Pure line is successful, we plan to produce and market our VIM DNA line (described below), which has a total estimated cost of $261,000, plus approximately an additional $135,000 in bottling costs, and $200,000 in marketing costs, or $596,000 in total. We do not currently anticipate producing our VIM DNA line within the next twelve months.

We will also need to enter into production and distribution agreements for our planned products and such agreements and the terms of such agreements could adversely affect our estimated expenses and raise our estimated costs of bringing our planned products to market. Not being able to obtain financing will greatly impact our business plan and could force us to raise additional capital, delay our product production or require us to reduce the amount and number of products produced.

Without additional funding we will be unable to complete the above proposed stages. The lack of funding in this stage will affect our ability to produce products and generate revenues. We do not currently have any formal commitments or identified sources of additional capital from third parties or from our officers, Directors or majority shareholders other than the Line of Credit, which we anticipate being sufficient to pay our filing obligations and expenses for approximately the next 12 months, but will not be sufficient for us to begin our business plan or produce or market any products. We can provide no assurance that if we require additional financing, it will be available on favorable terms, if at all. If we are not able to raise the capital necessary to continue our business operations, we may be forced to abandon or curtail our business plan and/or suspend our business activities.

Product Description

Our products are planned to be segmented into four separate beverages, none of which have been produced to date, and all of which will require substantial additional funding:

VIM Pure

VIM Pure is planned to contain only glacial water. Water purity and quality is directly related to the amount of total dissolved solids (“TDS”) found in the water. TDS is expressed in unit of milligrams per unit of water (“mg/l”), also referred to as parts per million (“ppm”). We intend to produce water with a low TDS.

VIM DNA

The planned VIM DNA category will consist of our health themed line of drinks enriched with essential vitamins and minerals. The VIM DNA category is planned to encompass water infused with antioxidant fruits, electrolytes, vitamins, minerals and herbal extracts.

VIM Energy

VIM “Mighty Mite” is proposed to be our form of energy water. The beverage is planned to be made from water containing natural caffeine and essential amino acids, and is planned to be offered in a smaller package than our other planned beverages.

VIM Lite

With a hint of flavor, VIM Lite is planned to be made from water and other additives (similar to VIM DNA), but low in sugars and therefore low in calories but full of nutrients.

Marketing Plan

Our proposed marketing plan has three goals:

1.	Provide proper nutritional benefit for our products

To achieve this goal, once we have sufficient available funds, we plan to hire a panel of authorities on nutrition and health medicine to ensure our planned products provide real health benefit to our customers.

2.	Offer great tasting all natural flavors

We plan to introduce flavor profiles that can be considered exotic but are consumed quite often in Asia and are still yet to be fully discovered in the Americas. Our flavors are planned to include:

	Aloe Vera	Mandarin Orange and Kumquat
	Blueberry, Acai, and Pomegranate	Mangosteen
	Carambola (Star fruit)	Nashi Pear
	Guava	Passion Fruit
Lychee

3.	Be unique

Our packaging is planned to be designed to be eye catching to consumers and different from the packaging of our competitors. We also plan to periodically introduce limited edition custom flavors of products with accompanying packaging.

We believe that today’s health conscious consumers are shifting away from beverage products that offer little nutritional value and have high sugar contents. We believe they are choosing healthier options, in particular bottled and enhanced water, like those we plan to produce. Water offers many health benefits, including the cleansing and flushing of your body’s system, hydration and increased energy.

We anticipate that, assuming we are able to successfully produce our planned products, we will have two broad types of customers of our products: (a) existing consumers of bottled water and (b) switchers, who switch from consumers of other products to become consumers of bottled water (such as our planned products). Existing consumers are those that currently drink bottled water or enhanced/functional beverages made by our competitors. We do not currently have any existing customers to date as we do not have any operations or products to date. We believe these consumers are health orientated, active, and are the early adopters. They are up to date on the latest trends and/or are creating new ones. The switchers are consumers that take a slower approach. They like to see what the existing consumers are doing, are less impulsive and tend to follow the lead.

Existing consumers of bottled water are only half our intended market. We believe that our competitors in the functional beverage market do not focus enough on “switchers.” We plan to focus our marketing efforts on those consumers currently consuming beverage products other than bottled water and bottled water type products.  Our geographical focus is planned to initially be aimed at U.S./Canada and China/Japan/Korea markets, however, our actual initial marketing and distribution efforts will be dependent on several factors including where we ultimately harvest water from and where the bottling plans we plan to enter into agreements with are located.

Guerilla Marketing

We believe guerilla marketing to be the most effective way to reach our target consumers. Guerilla marketing is a way to go after conventional goals using unconventional means. In other words, it means investing time, energy, imagination and information instead of money. The whole concept of guerrilla marketing is marketing that is distinctly different than traditional marketing, which is extremely costly. Our marketing efforts are planned to include street teams or our future staff handing out samples. We may also choose to hand out or provide free stickers and posters, as well as the extensive use of social networking sites such as MySpace and Facebook. We believe that this style of marketing will permit us to market our future products in the most effective way with the limited funds we will have available.

Co-branding

We also plan to collaborate with companies that share our vision and our culture. While we hope to enter into co-branding collaborations with multiple companies in the future, there are no assurances that we will be successful in any of these co-branding endeavors. We have no such co-branding agreements at this time.

Sporting Events

We also plan to market our products in the skateboarding industry. It’s our opinion that skateboarding has helped shape popular culture and has influenced other extreme sports categories. Its non-competitive attitude is something we embrace and we feel that this is the perfect environment for first time adopters. We believe that future sponsorship of skateboarding competitions will provide a cost effective grassroots campaign for our products and will provide an excellent way for us to target new consumers. We have no sponsorship agreements in place at this time.

Trade Shows/Promotions

We believe promotion and education will be a key factor in the success of our products. Point of sale materials and sampling are planned to be used in retail environments. We intend to hire a “street” team that will visit colleges and key high traffic locations across certain cities and distribute free samples of our products. We also plan to attend all major trade shows including Beverage Forum, International Bottled Water Association, NACS, and Natural Products Expo.

Design and Packaging

Funding permitting, and after such time as we have agreements in place to produce products, we intend to retain and engage a marketing and design firm to design a logo and label for us.  We do not currently have any agreements in place with any design or marketing firms, nor do we currently have sufficient funds to engage such firms.

Competition

The competition in the bottled water industry is highly competitive. Our competition will include two of the largest soft drink bottlers in the world: PepsiCo Inc. which owns Aquafina, Gatorade, and SoBe Lifewater and The Coca-Cola Company which owns Dasani, Powerade and Vitaminwater.

Additionally, two established companies that will provide direct competition to our proposed product line are Nestle and Clearly Canadian. Nestle owns Poland Spring, Arrowhead and Pure Life, and currently has a small beverage portfolio but it is the leader in bottled water sales with a 35 percent share of the U.S. market (as reported by Nestle Waters in its “Nestle Waters North America At A Glance 2009” report at the website http://www.nestle-watersna.com/pdf/At_A_Glance_2009.pdf, last retrieved March 4, 2011).

We will also compete with a unique company from Canada called Clearly Canadian Beverage Corporation, which has been around since 1988 and was one of the first to introduce flavored water. Clearly Canadian has revamped their whole product line for 2006, now including enhanced waters as well as their original sparkling water beverages.

Finally, we will have competition from many startups just like us including: Base Concept, Function Drinks, Hint, O beverages, and Penta Water Company. Currently the market share of these startup competitors are small but increasing as grocers added their products to such grocers alternative beverage sections.

 Competition in the bottle water and beverage markets is generally accomplished through advertising of products, design of product labels and brand names and ultimately consumer’s preferences for the taste of different products, as well as product pricing.  As described above, the Company hopes to produce a product which has a taste that appeals to consumers, is not priced outside of the range of its competitors products, and has a label and bottle design which is unique.  Furthermore, the Company hopes to be able to market its products and eventually build its brand name in the marketplace.  Currently, as the Company has not produced any products or entered into any definitive agreements to date, it has no position in the marketplace and as described above, will have a difficult time competing against larger companies with greater resources and greater brand recognition moving forward.

Analyzing the Competition

We face formidable competition from the competitors described above, however in our opinion there is enough room in the market to support multiple functional beverage producers such as the Company. The companies listed above have had great success in the marketplace and continue to grow their offerings. However, we believe we have a different product to offer to the marketplace.

We believe our planned products will be able to compete with our competitors products based on flavor, taste and additives, such as antioxidants and vitamins. However, our competitors are much larger than us and have much greater financial resources, and as such, we may not be able to effectively compete against such competitors.

Manufacturing

Flavor will be a vital part of our planned product line, therefore we intend to contract with the best flavor companies in the industry to custom develop our flavor profiles. We have no agreements in place at this time.

The location which our products will be produced at will depend on various factors including, where we obtain water from for our planned bottled water and flavored water products and which companies offer us the most competitive offers for entering into production, manufacturing and bottling agreements.  As such, and because of the fact that the Company is currently in the development stage, the Company is unclear where its planned products will ultimately be produced .

Distribution

U.S./Canada Distribution

We intend to retain a distributor to target small retailers. These smaller retailers include corner stores, hotels, cafes, and gyms. If and when exposure increases we intend to target specialty grocery chains whose niche customers are health orientated and tend to spend more on quality products. By the end of year two we hope to have our products carried in major national grocers. We have no agreement with a distributor at this time.

Asia Distribution

We may contract with and supply products to Bite Limited in the future, which our officers and Directors serve as Directors of.  Bite Limited operates approximately 10 food and beverage establishments strategically located in upscale grocers, department stores, and malls in Hong Kong and Korea. We do not currently have any agreements in place with Bite Limited.

Pricing

We believe we will need to pursue “premium” product positioning in order to operate profitably in our market. We anticipate that the cost of goods will go down as manufacturing volumes increase but we have no assurance that volume will increase or cost of goods will decrease if volume does increase. We have not generated any profits or sold any products as of the date of this Prospectus.

Industry & Market Trends

The bottled/enhanced water segment is one of the fastest growing beverage categories due to the fact that consumers are seeking out healthier alternatives to soft drinks. Research from Beverage Digest, an industry trade journal, stated that plain and enhanced water were set to drive nearly a third of the beverage industry's growth through 2009, and the Company believes that there is still a strong market for bottled/enhanced water products such as its planned products. (Shepherd, Lauren. “Market Spotlight: Bottled Water”, associated press, reprinted by Forbes.com, June 19, 2007, last retrieved June 19, 2007).

Global consumption of bottled water increased over 50% between 1999 and 2004, with the United States representing the largest consumer of bottled water worldwide.  However, some of the largest increases in bottled water consumption have occurred in developing countries, including India, which nearly tripled its consumption, while China more than doubled its consumption between 1999 and 2004. (Finfacts Ireland, “US study says bottled water consumption which has more than doubled globally in the last six years, is a natural resource that is heavily taxing the world's ecosystem”, February 13, 2006, last updated December 19, 2007, last retrieved March 4, 2011).

The market for bottled water in the United States totaled $10 billion in 2009, with over 8.4 billion gallons of water sold, which equated to over 27.6 gallons of water per person in the United States.  The global market for bottled water totaled approximately 53 million gallons in 2009, up 5.5% from 2004 (Beverage Marking Corporation, as reported by the International Bottled Water Association in its 2009 Market Report Filings, last retrieved March 16, 2011).

Intellectual Property

VIM Beverage, Inc. owns the rights to the registered internet domain names “www.vimbev.com”, “www.vimbeverage.com” and “www.vitalityimproved.com.”, however, such websites are not currently operational and the Company does not anticipate that such websites will be operational until the Company can raise additional funds, if ever. The Company does not own any patents or licenses related to its products or services or any copyrights or trademarks.

Employees

As of the date of this Registration Statement, we have only two employees, Aaron Suen and Candice Suen, both of whom are not paid any salary or accruing any salary. Currently, Mr. Suen is the Company’s Chief Executive Officer, President, Secretary and Director; Ms. Suen is the Company’s Vice President of Operations and Director; and will be responsible for Asian marketing for the Company. Mr. Suen and Ms. Suen both have employment separate from the Company’s operations, and therefore they are only able to spend a limited amount of time on the Company’s operations. The Company does not have an employment agreement with Mr. Suen or Ms. Suen. Ms. Suen is the sister of Mr. Suen.

Description of Property

The Company’s President and Director, Aaron Suen currently supplies the Company the use of office space in his home free of charge. The office space encompasses approximately 200 square feet. Neither the Company nor Mr. Suen currently have any plans of seeking alternative arrangements for the Company’s office space and/or changing the terms of the Company’s use of such office space.

Line of Credit

In March 2011, we entered into a Revolving Line of Credit Agreement with Aaron Suen, our Chief Executive Officer and Director, who agreed to loan us up to $50,000 under a Revolving Line of Credit (the “Line of Credit”) as requested by the Company from time to time (on a revolving basis)(each an “Advance”) until March 25, 2012, pursuant to the terms of the Line of Credit.  Any amounts borrowed under the Line of Credit will be evidenced by a separate promissory note (each a “Note”) and bear interest at the rate of 12% per annum, provided that if an event of default occurs (as provided in the Line of Credit or the Note), such outstanding amount bears interest at the rate of 15% per annum until paid in full.  The maturity date of each Note will be March 25, 2012, unless otherwise agreed by the parties.  The Company has borrowed $10,000 under the Line of Credit as of the date of this filing.  We plan to utilize the Line of Credit to pay our reporting and operations expenses for the next approximately 12 months, provided that the amount available under such Line of Credit will not be sufficient for us to continue our business plan or begin our operations as discussed above.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements.

Plan of Operation

Our plan of operation for the twelve months following the date of this Prospectus is to continue our filings with the Commission, obtain the quotation of our common stock on the OTCBB, and attempt to raise additional funding through the sale of debt or equity securities to enable us to produce and market our first planned product line, VIM Pure (as described above) at a total estimated cost of $426,800, which funds we do not currently have.  We hope to be in a position to launch VIM Pure within four to six months of us being able to raise the $426,800 we believe we will require to produce and market VIM Pure.

We plan to use funds available from our Line of Credit to support our operations and pay the filing expenses associated with our filings with the Commission for approximately the next 12 months, or until we are able to raise sufficient funding to continue our business plan and begin the production of our first product line.

The initial phase of our VIM Pure product line is planned to only include the sale of water bottled from the source in glass packaging, which we hope to sell in hotels, restaurants and cafes.

Assuming we are able to establish some brand recognition, we intend to commence the second stage of our business plan, the production of VIM DNA, at an estimated cost of approximately $596,000, which will be to enhance our water with flavors and or nutriceuticals (as described above).

We believe that we have enough funds on hand and available to us through the Line of Credit to allow us to complete this Offering and to pay our ongoing expenses for the next twelve months, provided that we do not currently have sufficient funds to produce any products, and we do not anticipate generating any revenues until we have produced products and are in a position to sell such products in the marketplace.

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our planned product production activities or  marketing program. We believe that debt financing will not be an alternative for funding the complete production and marketing program. We do not have any arrangements in place for any future equity financing.

We have not and do not intend to seek debt financing by way of bank loan, line of credit (other than the Line of Credit) or otherwise. Financial institutions do not typically lend money to start up companies with no stable source of revenue.

We plan to begin producing our product as soon as we have sufficient funds in place to support our operations and pay for such costs of production; however, it is currently unclear when we will have such funding in place, if at all.

Results of Operations

Three Months Ended August 31, 2011 and 2010

We will be dependent upon obtaining financing to commence production and pursue marketing activities. For these reasons our auditors have raised substantial doubt that we will be able to continue as a going concern.

We did not generate any revenues for the three months ended August 31, 2011 or 2010, and have not generated any revenues to date.

We incurred operating expenses in the amount of $9,461 for the three months ended August 31, 2011, compared to $5,260 for the three months ended August 31, 2010, an increase in operating expenses of $4,201 or 79.9% from the prior period.  Operating expenses for both periods consisted solely of general and administrative expenses.  The reason for the increase in operating expenses was mainly due to one-time legal and accounting expenses for the three months ended August 31, 2011 in connection with the preparation of financial statements to be included in and amendments to our Registration Statement, which were not present during the three months ended August 31, 2010.

We had a net loss of $9,461 for the three months ended August 31, 2011, compared to a net loss of $5,260 for the three months ended August 31, 2010, an increase in net loss of $4,201 or 79.9% from the prior period.

Six Months Ended August 31, 2011 and 2010

We did not generate any revenues for the six months ended August 31, 2011 or 2010, and have not generated any revenues to date.

We incurred operating expenses in the amount of $14,270 for the six months ended August 31, 2011, compared to $7,554 for the six months ended August 31, 2010, an increase in operating expenses of $6,716 or 88.9% from the prior period.  Operating expenses for both periods consisted solely of general and administrative expenses.  The reason for the increase in operating expenses was mainly due to one-time legal and accounting expenses for the six months ended August 31, 2011 in connection with the preparation of financial statements to be included in and amendments to our Registration Statement, which were not present during the six months ended August 31, 2010.

We had a net loss of $14,270 for the six months ended August 31, 2011, compared to a net loss of $7,554 for the six months ended August 31, 2010, an increase in net loss of $6,716 or 88.9% from the prior period.

Years Ended February 28, 2011 and 2010

We will be dependent upon obtaining financing to pursue marketing activities. For these reasons our auditors have raised substantial doubt that we will be able to continue as a going concern.

We did not generate any revenues for the year ended February 28, 2011 or 2010, and have not generated any revenues to date.

We incurred operating expenses in the amount of $12,837 for the year ended February 28, 2011, compared to $27,086 for the year ended February 28, 2010, a decrease in operating expenses of $14,249 or 52.6% from the prior period.  Operating expenses for both periods consisted solely of general and administrative expenses.  The reason for the decrease in operating expenses was mainly due to decreased legal and accounting expenses for the year ended February 28, 2011, compared to the year ended February 28, 2010. General and administrative expenses for the years ended February 28, 2011 and 2010 included expenses relating to legal services, accounting and auditing services and the Company's corporate filings.

We had no other income for the year ended February 28, 2011, and interest income consisting of interest income of $400 for the year ended February 28, 2010, in connection with interest earned on the Company's bank account.

We had a net loss of $12,837 for the year ended February 28, 2011, compared to a net loss of $26,686 for the year ended February 28, 2010, a decrease in net loss of $13,849 or 51.9% for the prior period.

Since inception, we have used our common stock to raise money for our proposed beverage operations and for corporate expenses.

Liquidity and Capital Resources

As of the date of this Registration Statement, we have not generated any revenues from our proposed business operations.

We had total assets, consisting solely of current assets of cash of $9,614 as of August 31, 2011.  As of September 21, 2011, we had cash of approximately $8,632.

We had total liabilities consisting solely of current liabilities of $10,800 as of August 31, 2011 which included $800 of accounts payable and accrued liabilities and $10,000 of amounts borrowed under the Line of Credit.

We had negative working capital of $1,186 and a total accumulated deficit of $65,686 as of August 31, 2011.

We had net cash flows used in operating activities of $14,775 for the six months ended August 31, 2011, which included $14,270 of net loss and $505 of decrease in accounts payable and accrued liabilities.

We had $10,000 of net cash from financing activities for the six months ended August 31, 2011, which was solely due to $10,000 borrowed under the Line of Credit.

We sold 5,000,000 shares of common stock to two purchasers in March 2008. The purchasers purchased the shares at a price of $0.001 per common share for total cash consideration of $2,500 each.

We sold 595,000 shares of common stock through a private placement to accredited investors from March 2008 to February 2009 and raised $59,500 or $0.10 per share.

In August 2011, we borrowed $10,000 from our Chief Executive Officer and Director, Aaron Suen which amount bears interest at the rate of 12% per annum, provided that if an event of default occurs, such outstanding amount bears interest at the rate of 15% per annum until paid in full, and is due and payable on March 25, 2012.

We do not currently have any formal commitments or identified sources of additional capital from third parties or from our officers, Directors or majority shareholders other than the Line of Credit, which we anticipate being sufficient to pay our filing obligations and expenses for approximately the next 12 months, but will not be sufficient for us to begin our business plan or produce any products. We can provide no assurance that if we require additional financing, it will be available on favorable terms, if at all. If we are not able to raise the capital necessary to continue our business operations, we may be forced to abandon or curtail our business plan and/or suspend our business activities.

Our plan of operation for the twelve months following the date of this Prospectus is to continue our filings with the Commission and attempt to raise additional funding through the sale of debt or equity securities to enable us to produce our first planned product line, VIM Pure (as described above) at a total estimated cost of $26,800, which funds we do not currently have.  We plan to use funds available from our Line of Credit to support our operations and pay the filing expenses associated with our filings with the Commission for approximately the next 12 months, or until we are able to raise sufficient funding to continue our business plan and begin the production of our first product line. If we are unable to raise adequate working capital for the remainder of fiscal 2011 and fiscal 2012, we will be restricted in the implementation of our business plan, the production of our planned products may be delayed, and we may be forced to abandon our current business plan.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

At inception on March 31, 2008, we sold 5,000,000 shares of stock to our founding shareholders, Donald Thrasher, and Aaron Suen (2,500,000 shares each) for $5,000 of subscription receivables. The subscription receivables were collected during the year ended February 28, 2010.

On January 15, 2010, Donald Thrasher sold his 2,500,000 common shares to Candice Suen in a private transaction for total consideration of $2,500.

In March 2011, we entered into a Revolving Line of Credit Agreement with Aaron Suen, our Chief Executive Officer and Director, who agreed to loan us up to $50,000 under a Revolving Line of Credit (the “Line of Credit”) as requested by the Company from time to time (on a revolving basis)(each an “Advance”) until March 25, 2012, pursuant to the terms of the Line of Credit.  Any amounts borrowed under the Line of Credit will be evidenced by a separate promissory note (each a “Note”) and bear interest at the rate of 12% per annum, provided that if an event of default occurs (as provided in the Line of Credit or the Note), such outstanding amount bears interest at the rate of 15% per annum until paid in full.  The maturity date of each Note will be March 25, 2012, unless otherwise agreed by the parties.

In August 2011, we borrowed $10,000 from our Chief Executive Officer and Director, Aaron Suen which amount bears interest at the rate of 12% per annum, provided that if an event of default occurs, such outstanding amount bears interest at the rate of 15% per annum until paid in full, and is due and payable on March 25, 2012.

As of the date of this filing we have borrowed $10,000 under the Line of Credit.

 Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders.  However, all of the transactions described above were approved and ratified by our officers and/or Directors.  In connection with the approval of the transactions described above, our officers and Directors took into account various factors, including their fiduciary duty to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof.   On a moving forward basis, our officers and Directors will continue to approve any related party transaction based on the criteria set forth above.

EXECUTIVE AND DIRECTOR COMPENSATION

SUMMARY COMPENSATION TABLE
Name and principal	Year	Salary	Bonus	Stock	Option	Non-Equity	Nonqualified	All Other	Total
position	Ended	($)	($)	Awards	Awards	Incentive Plan	Deferred	Compensation*	($)(1)
	February			($)	($)	Compensation	Compensation	($)
	28					($)	Earnings ($)
Aaron Suen CEO, President, Secretary and Director	2011 2010	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

Donald Thrasher Former Director (2)	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Candice Suen Vice President And Director	2011 2010	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

* Does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation. Other than the individual listed above, we had no executive employees or Directors during the years listed above. There have been no changes in the Company’s compensation policies since February 28, 2011.

(1) No Executive Officer received any bonus, restricted stock awards, options, non-equity incentive plan compensation, nonqualified deferred compensation earnings or any other material compensation since the Company was incorporated, and no salaries are being accrued.

(2) Mr. Thrasher resigned on January 15, 2010.

 COMPENSATION DISCUSSION AND ANALYSIS

Director Compensation

Our Board of Directors, currently consisting of Aaron Suen and Candice Suen, does not currently receive any consideration for their services as Directors of the Company. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our sole executive officer, Aaron Suen, in their sole determination. As our Chief Executive Officer currently draws no compensation from us, we do not currently have any executive compensation program in place. Although we have not to date, our Board of Directors also reserves the right to pay our executives a salary, and/or to issue them shares of common stock in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award certain executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 30,000,000 shares of common stock, $0.001 par value per share (“Common Stock”).

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the Board of Directors from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of Directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Options, Warrants and Convertible Securities

We have no options or warrants outstanding.

SHARES AVAILABLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Stock could adversely affect market prices prevailing from time to time, and could impair our ability to raise capital through the sale of equity securities.

Upon the date of this Prospectus, there are 5,595,000 shares of common stock issued and outstanding. Upon the effectiveness of this Registration Statement, 595,000 shares of common stock to be resold pursuant to this Prospectus will be eligible for immediate resale in the public market if and when any market for the Common Stock develops. The remaining 5,000,000 shares of our currently issued and outstanding common stock which are not being registered pursuant to this Registration Statement will constitute “restricted securities” as that term is defined by Rule 144 of the Act and bear appropriate legends, restricting transferability. The Company may also raise capital in the future by issuing additional restricted shares to investors.

Restricted securities may not be sold except pursuant to an effective Registration Statement filed by us or an applicable exemption from registration, including an exemption under Rule 144 promulgated under the Act.

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As we are a “shell company” pursuant to Rule 144, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company”; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for a period of one year; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.”

Assuming we cease to be a “shell company” and at least a year has past since we filed “Form 10 information” with the Commission, and we have made all required filings for the past one (1) year, of which there can be no assurance, under Rule 144, in the event we remain a non-reporting company, a person (or persons whose shares are aggregated) who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of “restricted securities” under Rule 144 under the Securities Act that were purchased from us (or any affiliate) at least one year previously, would be entitled to sell such shares under Rule 144 without restrictions. A person who may be deemed our affiliate, who owns shares that were purchased from us (or any affiliate) at least one year previously, is entitled to sell within any three-month period a number of shares that does not exceed 1% of the then outstanding Common Shares. Sales by affiliates are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

If the Company should cease to be a “shell company” and should become a “reporting company,” as defined by the SEC, the conditions applicable to the resale of securities under Rule 144 are different. If we become a reporting company, and are current in our filings for the previous one (1) year, a person (or persons whose shares are aggregated) who owns shares that were purchased from us (or any affiliate) at least six months previously, would be entitled to sell such shares without restrictions other than the availability of current public information about us. A person who may be deemed our affiliate, who owns shares that were purchased from us (or any affiliate) at least six months previously would be entitled to sell his shares if he complies with the volume limitations, manner of sale provisions, public information requirements and notice requirements discussed above. A person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns restricted securities that were purchased from us (or any affiliate) at least one year previously, would be entitled to sell such shares under Rule 144 without restrictions.

PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

This Prospectus relates to the resale of 595,000 shares of common stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding. Except as described in footnotes below, none of the selling stockholders have had a material relationship with us since our inception.

Selling Stockholders

		Common Stock Beneficially	Amount Offered (Assuming all	Shares Beneficially
Shareholder	Date Shares Acquired	Owned Before Resale	shares immediately sold)	Owned After Resale
Babanejad, Rameil	May 2008	25,000	25,000	--
Bates, Christie	April 2008	10,000	10,000	--
Birza, Judson	May 2008	15,000	15,000	--
Carroll, Jonathon	April 2008	10,000	10,000	--
Cooke, Brian	April 2008	30,000	30,000	--
Darling, Melissa	April 2008	20,000	20,000	--
Debello, James	May 2008	25,000	25,000	--
Edwards, Tamara	August 2008	10,000	10,000	--
Field, Judith	April 2008	15,000	15,000	--
Flynn, Mary	April 2008	15,000	15,000	--
Grant, Lillian	April 2008	25,000	25,000	--
Halpern, Lianne	May 2008	20,000	20,000	--
Kemp, Amber	April 2008	20,000	20,000	--
Kidwell, Damon	May 2008	20,000	20,000	--
Kim, Jung	May 2008	30,000	30,000	--
Koifman, Brian	April 2008	20,000	20,000	--
Leech, Dianna	May 2008	15,000	15,000	--
Leonov, Simon	May 2008	25,000	25,000	--
McAvoy, Heather	May 2008	25,000	25,000	--
McGuiness, Michael	May 2008	25,000	25,000	--
Navarro, Johnny	May 2008	30,000	30,000	--
Petlyuk, Kelvin	April 2008	15,000	15,000	--
Pineda, Jolynn	June 2008	25,000	25,000	--
Shepherd, Jillian	April 2008	10,000	10,000	--
Singer, Oscar	May 2008	20,000	20,000	--
Sung, Suk	April 2008	20,000	20,000	--
Suzuki, Masumi	June 2008	15,000	15,000	--
Suzuki, Tashina	June 2008	25,000	25,000	--
Ward, Neely	April 2008	15,000	15,000	--
Zagruzny, Igor	June 2008	20,000	20,000	--
	TOTALS	595,000	595,000

* Purchased shares of common stock at $0.10 per share.

Upon the effectiveness of this Registration Statement, the 5,000,000 outstanding shares of common stock not registered herein, will be subject to the resale provisions of Rule 144. The 595,000 remaining shares offered by the selling stockholders pursuant to this Prospectus may be sold by one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately-negotiated transactions; or

•	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

We currently lack a public market for our common stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The Offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares offered herein, will be willing to pay considering the nature and capital structure of our Company, the experience of the officers and Directors, and the market conditions for the sale of equity securities in similar companies. The Offering price of the shares bears no relationship to the assets, earnings or book value of our Company, or any other objective standard of value. We believe that only a small number of shares, if any, will be sold by the selling shareholders, prior to the time our common stock is quoted on the OTC Bulletin Board, at which time the selling shareholders will sell their shares based on the market price of such shares. The Company is not selling any shares pursuant to this Registration Statement and is only registering the re-sale of securities previously purchased from us.

The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of Common Stock by the Selling Security Holders. Additionally, there are restrictions on market-making activities by persons engaged in the distribution of the shares. Neither Selling Security Holders nor their agents shall bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our Common Stock while they are distributing shares covered by this Prospectus.

Accordingly, the Selling Security Holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the Selling Security Holders that if a particular offer of Common Stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying Registration Statement must be filed with the Securities and Exchange Commission.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for our common stock and the Company’s common stock has never been quoted on any market or exchange. Except for this Offering, there is no common stock that is being, or has been proposed to be, publicly offered. As of September 15, 2011, there were 5,595,000 shares of common stock issued and outstanding, held by approximately 32 shareholders of record.

ADDITIONAL INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the shares of common stock we are offering by this Prospectus. This Prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our common stock, you should refer to the Registration Statement and to its exhibits. Whenever we make reference in this Prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract, agreement or other document.

Our fiscal year ends on February 28. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, we intend to become a reporting company and file annual, quarterly, and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

 You should read this Prospectus and any Prospectus supplement together with the Registration Statement and the exhibits filed with or incorporated by reference into the Registration Statement. The information contained in this Prospectus speaks only as of its date unless the information specifically indicates that another date applies.

We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this Prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this Offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

LEGAL MATTERS

Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by Macdonald Tuskey, Vancouver, Canada.

FINANCIAL STATEMENTS

The financial statements required by Article 8 of Regulation S-X are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles. The following financial statements pertaining to VIM Beverage, Inc. are filed as part of this Prospectus:

•	Audited financial statements for the period from March 31, 2008 (inception) through February 28, 2011.
•	Unaudited financial statements for the three and six months ended August 31, 2011 and 2010.

Table of Contents to Financial Statements

Page
Unaudited Financial Statements

Balance Sheets as of August 31, 2011 and February 28, 2011	F-2

Statements of Operations for the three and six months ended August 31, 2011 and 2010, and the period from March 31, 2008 (inception) through August 31, 2011	F-3

Statement of Cash Flows for the six months ended August 31, 2011 and 2010, and the period from March 31, 2008 (inception) through August 31, 2011	F-4

Notes to Financial Statements	F-5

Audited Financial Statements

Report of Independent Registered Public Accounting Firm	F-6

Audited Balance Sheets as of February 28, 2011 and 2011	F-7

Audited Statements of Operations for the years ended February 28, 2011 and 2010, and the period from March 31, 2008 (inception) through February 28, 2011	F-8

Audited Statement of Cash Flows for the years ended February 28, 2011 and 2010, and the period from March 31, 2008 (inception) through February 28, 2011	F-9

Audited Statement of Shareholders’ Equity for the period from March 31, 2008 (inception) through February 28, 2011	F-10

Notes to Financial Statements	F-11

VIM BEVERAGE, INC.
(A Development Stage Company)
BALANCE SHEETS

	August 31, 2011 $	February 28, 2011 $
	(Unaudited)

ASSETS

CURRENT ASSETS

Cash	9,614	14,389

Total Current Assets	9,614	14,389

Total Assets	9,614	14,389

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

LIABILITIES

CURRENT LIABILITIES

Accounts payable and accrued liabilities	800	1,305
Line of credit – related party	10,000	-

Total Current Liabilities	10,800	1,305

Total Liabilities	10,800	1,305

SHAREHOLDERS’ EQUITY (DEFICIT)

Common stock, $.001 par value, 30,000,000 shares authorized, 5,595,000 shares issued and outstanding at August 31, 2011 and February 28, 2011	5,595	5,595
Additional paid in capital	58,905	58,905
Deficit accumulated during the development stage	(65,686)	(51,416)

Total Shareholders’ Equity (Deficit)	(1,186)	13,084

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	9,614	14,389

The accompanying notes are an integral part of these financial statements

VIM BEVERAGE, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended August 31, 2011 $	Three Months Ended August 31, 2010 $	Six Months Ended August 31, 2011 $	Six Months Ended August 31, 2010 $	March 31, 2008 (Inception) to August 31, 2011 $

EXPENSES

General and administrative	9,461	5,260	14,270	7,554	66,236

Total Expenses	(9,461)	(5,260)	(14,270)	(7,554)	(66,236)

OTHER INCOME

Interest income	-	-	-	-	550

Total Other Income	-	-	-	-	550

NET LOSS	(9,461)	(5,260)	(14,270)	(7,554)	(65,686)

NET LOSS PER SHARE: BASIC AND DILUTED	(0.00)	(0.00)	(0.00)	(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	5,595,000	5,595,000	5,595,000	5,595,000

The accompanying notes are an integral part of these financial statements

VIM BEVERAGE, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended August 31, 2011 $	Six Months Ended August 31, 2010 $	March 31, 2008 (Inception) to August 31, 2011 $

CASH FLOWS USED IN OPERATING ACTIVITIES

Net loss	(14,270)	(7,554)	(65,686)

Changes in operating assets and liabilities:

Accounts payable and accrued liabilities	(505)	7,425	800

Net Cash Used in Operating Activities	(14,775)	(129)	(64,886)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from line of credit - related party	10,000	–	10,000
Cash received from sale of common stock	–	–	64,500

Net Cash From Financing Activities	10,000	–	74,500

NET INCREASE (DECREASE) IN CASH	(4,775)	(129)	9,614

CASH – BEGINNING	14,389	26,321	–

CASH – ENDING	9,614	26,192	9,614

Supplemental Cash Flow Information:

Cash paid for:
Interest	–	–	–
Income taxes	–	–	–

The accompanying notes are an integral part of these financial statements

VIM BEVERAGE, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2011
(Unaudited)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of VIM Beverage, Inc. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year 2011 as reported in Form S-1, have been omitted.

NOTE 2 – RELATED PARTY TRANSACTIONS

In March 2011, the Company entered into a Revolving Line of Credit Agreement with Mr. Aaron Suen, the Company’s sole director and officer.  Mr. Suen has agreed to advance up to $50,000 at an annual interest rate of 12%.  The agreement expires March 25, 2012.

During the six months ended August 31, 2011 Mr. Suen advanced $10,000 to the Company pursuant to the Line of Credit. As of August 31, 2011, the Company had a balance of $10,000 owed to Mr. Suen. Maturity date on the advance is March 25, 2012 and unsecured. In the event of default all past due principal and interest shall bear interest at the rate of 15% per annum.

LBB & ASSOCIATES LTD., LLP
10260 Westheimer Road, Suite 310
Houston, TX 77042
Phone: (713) 800-4343 Fax: (713) 456-2408

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Vim Beverage, Inc.
(A Development Stage Company)
Central Hong Kong

We have audited the accompanying balance sheets of Vim Beverage, Inc. (the “Company”) as of February 28, 2011 and 2010, and the related statements of operations, shareholders' equity, and cash flows for the years ended February 28, 2011 and 2010 and the period from March 31, 2008 (inception) to February 28, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vim Beverage, Inc. as of February 28, 2011 and 2010, and the results of its operations and its cash flows for the years ended February 28, 2011 and 2010 and the period from March 31, 2008 (inception) to February 28, 2011 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company's absence of revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2012 raise substantial doubt about its ability to continue as a going concern. The 2011 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP

Houston, Texas
June 21, 2011

VIM BEVERAGE, INC.
(A Development Stage Company)
BALANCE SHEETS

	February 28, 2011 $	February 28, 2010 $

ASSETS

CURRENT ASSETS

Cash	14,389	26,321
Total Current Assets	14,389	26,321
Total Assets	14,389	26,321

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES

CURRENT LIABILITIES

Accounts payable and accrued liabilities	1,305	400
Total Current Liabilities	1,305	400
Total Liabilities	1,305	400

SHAREHOLDERS’ EQUITY

Common stock, $.001 par value, 30,000,000 shares authorized, 5,595,000 shares issued and outstanding at February 28, 2011 and 2010	5,595	5,595
Additional paid in capital	58,905	58,905
Deficit accumulated during the development stage	(51,416)	(38,579)
Total Shareholders’ Equity	13,084	25,921
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	14,389	26,321

The accompanying notes are an integral part of these financial statements

VIM BEVERAGE, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	Year Ended February 28, 2011 $	Year Ended February 28, 2010 $	March 31, 2008 (Inception) to February 28, 2011 $

EXPENSES

General and administrative	12,837	27,086	51,966
Total Expenses	(12,837)	(27,086)	(51,966)

OTHER INCOME

Interest income	-	400	550
Total Other Income	-	400	550

NET LOSS	(12,837)	(26,686)	(51,416)

NET LOSS PER SHARE: BASIC AND DILUTED	(0.00)	(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	5,595,000	5,595,000

The accompanying notes are an integral part of these financial statements

VIM BEVERAGE, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

	Year Ended February 28, 2011 $	Year Ended February 28, 2010 $	March 31, 2008 (Inception) to February 28, 2011 $

CASH FLOWS USED IN OPERATING ACTIVITIES

Net loss	(12,837)	(26,686)	(51,416)

Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	905	(600)	1,305

Net Cash Used in Operating Activities	(11,932)	(27,286)	(50,111)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash received from sale of common stock	–	5,000	64,500
Net Cash From Financing Activities	–	5,000	64,500

NET INCREASE (DECREASE) IN CASH	(11,932)	(22,286)	14,389

CASH – BEGINNING	26,321	48,607	–

CASH – ENDING	14,389	26,321	14,389

Supplemental Cash Flow Information:

Cash paid for:
Interest	–	–	–
Income taxes	–	–	–

The accompanying notes are an integral part of these financial statements

VIM BEVERAGE INC.
(A Development Stage Company)
STATEMENTS OF SHAREHOLDERS' EQUITY
Period from March 31, 2008 (Inception) through February 28, 2011

	Common stock
	Shares	Amount $	Additional Paid-in Capital $	Subscription receivables $	Deficit Accumulated during The Development Stage $	Total $
Issuance of common stock for cash to founders	5,000,000	5,000	–	(5,000)	–	–

Issuance of common stock for cash	595,000	595	58,905	–	–	59,500

Net loss	–	–	–	–	(11,893)	(11,893)

Balance, February 28, 2009	5,595,000	5,595	58,905	(5,000)	(11,893)	47,607

Collection of subscription receivables	–	–	–	5,000	–	5,000

Net loss	–	–	–	–	(26,686)	(26,686)

Balance, February 28, 2010	5,595,000	5,595	58,905	–	(38,579)	25,921

Net loss	–	–	–	–	(12,837)	(12,837)

Balance, February 28, 2011	5,595,000	5,595	58,905	–	(51,416)	13,084

The accompanying notes are an integral part of these financial statements

VIM BEVERAGE INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS

VIM Beverage, Inc. ("the Company") was incorporated in Nevada on March 31, 2008. The Company is a food and beverage company that plans on manufacturing and formulating for sale pure bottled water, vitamin enhanced flavored water, and unique concentrated energy water.

Going concern

These financial statements have been prepared in accordance with United States generally accepted accounting principles, on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has not started income generating operations. Losses are anticipated in the development of its business and there can be no assurance that the Company will be able to achieve or maintain profitability.

The continuing operations of the Company and the recoverability of the carrying value of assets is dependent upon the ability of the Company to obtain necessary financing to fund its working capital requirements, and upon future profitable operations. The accompanying financial statements do not include any adjustments relative to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

There can be no assurance that capital will be available as necessary to meet the Company's working capital requirements or, if the capital is available, that it will be on terms acceptable to the Company. The issuances of additional equity securities by the Company may result in dilution in the equity interests of its current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase the Company's liabilities and future cash commitments. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success may be adversely affected.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company complies with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 915 for its characterization of the Company as development stage.

Use of estimates

The preparation of financial statements in conformity generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the period. Actual results may differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Financial Instruments

The Company's financial instruments consist of cash and accounts payable. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. Because of the short maturity of such assets and liabilities the fair value of these financial instruments approximate their carrying values, unless otherwise noted.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with ASC830, ‘‘Foreign Currency Matters’’, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Foreign currency translation gains or losses are reported as other comprehensive income. Non-monetary assets and liabilities are translated at the exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

Basic Loss per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for indicators of impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If the review indicates that the carrying amount of the asset may not be recoverable, the potential impairment is measured based on a projected discounted cash flow method using a discount rate that is considered to be commensurate with the risk inherent in the Company’s current business model. For purposes of recognition and measurement of an impairment loss, a long-lived asset is grouped with other assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets.

Income Taxes

The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities in accordance with FASB ASC 740, "Income Taxes". The Company records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.

New Accounting Pronouncements (Adopted)

Effective January 1, 2008, we adopted ASC 820, “Fair Value Measurements and Disclosures,” with respect to recurring financial assets and liabilities. We adopted ASC 820 during the first quarter of fiscal 2009, as it relates to nonrecurring fair value measurement requirements for non-financial assets and liabilities. ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. The adoption of FASB ASC 820 did not have a material impact on our results of operations or financial condition.

Effective June 30, 2009, we adopted guidance issued by the FASB and included in ASC 855, “Subsequent Events,” which establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before the financial statements are issued. It requires the disclosure of the date through which an entity has evaluated subsequent events.

Effective July 1, 2009, we adopted the FASB ASC 105, “Generally Accepted Accounting Principles.” ASC 105 establishes the FASB Accounting Standards Codification (“Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification supersedes all existing non-SEC accounting and reporting standards. The adoption of FASB ASC 105 did not have a material impact on our results of operations or financial condition

 NOTE 3 – COMMON STOCK

At inception on March 31, 2008, the Company issued 5,000,000 shares of stock to its founding shareholders for $5,000 of subscription receivables. The subscription receivables were collected during the year ended February 28, 2010.

During the period from inception (March 31, 2008) to February 28, 2009 the Company received cash of $59,500 for 595,000 common shares at $0.10 per share.

NOTE 4 – RELATED PARTY TRANSACTIONS

On January 15, 2010 Donald Thrasher transferred his 2,500,000 common shares to Candice Suen. On January 15, 2010 Mr. Thrasher resigned as the Vice-President of Operations and Director of the Company. Ms. Candice Suen was appointed as Vice-President of Operations and Director of the Company on January 15, 2010.  Candice Suen is the sister of Aaron Suen, the Company's Chief Executive Officer.

NOTE 5 – INCOME TAXES

Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of operations because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry forward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:

	Year Ended	Year Ended
	February 28, 2011	February 28, 2010
Federal income tax attributable to:
Current Operations, at statutory rate	$4,000	9,000
Less, Change in valuation allowance	(4,000)	(9,000)
Net amount	$-	-

The cumulative tax effect at the expected rate of 34% of significant items comprising the Company’s net deferred tax amount is as follows:

	February 28,	February 28,
	2011	2010
Deferred tax asset attributable to:
Net operating loss carryover	$17,000	13,000
Less, valuation allowance	(17,000)	(13,000)
Net deferred tax asset	$-	-

At February 28, 2011, the Company had an unused net operating loss carryover of approximating $51,000 that is available to offset future taxable income, which expires beginning in 2029.

NOTE 6 – SUBSEQUENT EVENT

In March 2011, the Company entered into a Revolving Line of Credit Agreement with Aaron Suen.  Mr. Suen has agreed to advance up to $50,000 at an annual interest rate of 12%.  The agreement expires March 25, 2012.

The Company has evaluated subsequent events in accordance with ASC 855 through June 21, 2011, the date these financial statements were available for issuance.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ninety (90) Days after the later of (1) the effective date of the Registration Statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus.  This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II -INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Amount to
Description	be Paid

Filing Fee -Securities and Exchange Commission	$5
Attorney's fees and expenses	$15,000
Accountant's fees and expenses	$5,000
Transfer agent's and registrar fees and expenses	$1,000
Printing and engraving expenses	$500
Miscellaneous expenses	$500

Total	$22,005

* Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

See Indemnification of Directors and Officers above.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

During the period from inception (March 31, 2008) to February 28, 2009 we completed a private offering of an aggregate of 595,000 common shares at a price per share of $0.10 to the 30 individuals below for cash consideration of $59,500. The Company claims an exemption from registration afforded by Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Act”) for the above sales as (i) the Company did not use general solicitation or advertising to market the securities; (ii) the Company sold securities in the offering only to "accredited investors"; (iii) the Company was available to answer questions raised by the prospective purchasers; (iv) the purchasers received “restricted securities”; and  (v) no commissions were paid in connection with the sales.

At inception on March 31, 2008, we sold 5,000,000 shares of stock to our founding shareholders, Donald Thrasher, and Aaron Suen (2,500,000 shares each) for $5,000 of subscription receivables. The subscription receivables were collected during the year ended February 28, 2010. On January 15, 2010, Donald Thrasher sold his 2,500,000 common shares to Candice Suen in a private transaction for total consideration of $2,500.

We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing transactions did not involve a public offering, the recipients took the shares for investment and not resale, we took appropriate measures to restrict transfer, and the recipients had access to similar documentation and information as would be required in a Registration Statement under the Act. No underwriters or agents were involved in the foregoing issuances and the Company paid no underwriting discounts or commissions.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

Exhibit 3.1	Articles of Incorporation (incorporated by reference to the Registration Statement filed on Form S-1 on December 24, 2009)

Exhibit 3.2	Bylaws (incorporated by reference to the Registration Statement filed on Form S-1 on December 24, 2009)

Exhibit 5.1
Opinion and consent of Macdonald Tuskey LLP re: the legality of the shares being registered (incorporated by reference to the Registration Statement Amendment 1 filed on Form S-1 filed on August 2, 2010)

Exhibit 10.1	Revolving Line of Credit with Aaron Suen (incorporated by reference to the Registration Statement filed on Form S-1/A on July 11, 2011)

Exhibit 10.2*	Promissory Note with Aaron Suen ($10,000)

Exhibit 23.1*	Consent of LBB & Associates Ltd., LLP

Exhibit 23.2	Consent of Macdonald Tuskey LLP (included in Exhibit 5.1)

* Filed herewith.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(a) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6. For determining any liability under the Securities Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

7. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of Prospectus as a new Registration Statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

8. That, for the purpose of determining liability under the Securities Act to any purchaser:

a). If the registrant is relying on Rule 430B:

1. Each Prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed Prospectus was deemed part of and included in the Registration Statement; and 2. Each Prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of Prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that Prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or Prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or Prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or Prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

b). If the registrant is subject to Rule 430C:

Each Prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or Prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or Prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or Prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Santa Monica, California, on September 30 , 2011 .

VIM BEVERAGE, INC.

By: /s/ Aaron Suen
Aaron Suen
Chief Executive Officer
(Principal Executive Officer)
and Chief Financial Officer
(Principal Accounting Officer)

By: /s/ Candice Suen
Candice Suen
Vice President and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

/s/ Aaron Suen
Aaron Suen
Chief Executive Officer
(Principal Executive Officer),
Chief Financial Officer
(Principal Accounting Officer),
Secretary, Treasurer, and Director

September 30, 2011

By: /s/ Candice Suen
Candice Suen
Vice President and Director

September 30, 2011